UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

September 28, 2015

Algodon Wines & Luxury Development Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-55209	52-2158952
State of Incorporation	Commission File Number	IRS Employer Identification No.

135 Fifth Ave., 10th Floor

New York, NY 10010

Address of principal executive offices

212-739-7650

Telephone number, including

Area code

_____________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Scott L. Mathis

On September 28, 2015, Algodon Wines & Luxury Development Group, Inc. (the “Company or “AWLD”) entered into a new employment agreement with its Chief Executive Officer, Scott L. Mathis (the “Employment Agreement”). This Employment Agreement will replace and supersede the employment agreement previously entered into as of January 1, 2003.

Among other things, the Employment Agreement provides for a three-year term of employment which may be terminated by either party upon thirty days’ advance written notice. Compensation pursuant to the Employment Agreement includes an annual salary of $401,700 (subject to a 3% cost-of-living adjustment per year), bonus eligibility, paid vacation and specified business expense reimbursements. The Employment Agreement sets limits on the Mr. Mathis’ annual sales of AWLD common stock. Mr. Mathis is subject to a covenant not to compete during the term of the Employment Agreement and following his termination for any reason, for a period of twelve months.

Upon a change of control (as defined by the Employment Agreement), all of Mr. Mathis’ outstanding equity-based awards will vest in full and his employment term resets to two years from the date of the change of control.

Following Mr. Mathis’s termination for any reason, Mr. Mathis is prohibited from soliciting Company clients or employees for one year and disclosing any confidential information of AWLD for a period of two years.

Officers of DPEC Capital, Inc.

On September 29, 2015, Scott L. Mathis resigned as President and Secretary of DPEC Capital, Inc. (“DPEC”), a wholly-owned subsidiary of the Company, effective immediately. Mr. Mathis’ resignation was primarily based on the desire to focus his energy on running AWLD and not as the result of any disagreement with the Company’s practices or policies. Mr. Mathis continues on in his capacity as a director and non-executive chairman of DPEC.

On September 29, 2015, the Board of Directors of the DPEC appointed Keith Fasano as President and Secretary of DPEC, effective September 29, 2015. Mr. Fasano will continue his role as Chief Compliance Officer in addition to his new duties. Mr. Fasano’s biography is set forth below.

Keith Fasano, age 47, was appointed President and Secretary of DPEC Capital, Inc. effective September 29, 2015 in addition to serving as Chief Compliance Officer since February 2010. Since 2001, Mr. Fasano has served as a Managing Director at DPEC Capital, where his responsibilities have involved offering private equity investment opportunities to individual investors. Mr. Fasano has over 20 years of experience in the securities industry, particularly with managing portfolios for institutional and high net-worth individuals. He also assisted with the founding of Hollywood Burger Holdings, Inc. in 2009 and since then has continued to provide services to that company. Previously, Mr. Fasano held similar positions at Gilford Securities, Whale Securities, and Lehman Brothers. Mr. Fasano received his Bachelor of Arts in Economics from Rutgers University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 2nd day of October 2015.

Algodon Wines & Luxury Development Group, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO